                                                                   Exhibit 10(a)










                        REVOLVING CREDIT LOAN AGREEMENT


                           Dated as of June 27, 1997



                                 by and between



                              AUTOCAM CORPORATION



                                      and



                                 COMERICA BANK

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----
                                  ARTICLE I


      DEFINITIONS                                                   -E-25-
1.1   Certain Definitions                                           -E-25-
1.2   Other Definitions; Rules of Construction                      -E-34-

                                 ARTICLE II


      THE COMMITMENTS AND THE LOANS                                 -E-34-
2.1   Commitments of the Bank                                       -E-34-
2.2   Notes/Evidence of Borrowing                                   -E-34-
2.3   Notice of Borrowings                                          -E-35-
2.4   Minimum Amounts of Borrowings                                 -E-35-
2.5   Termination/Maturity                                          -E-36-
2.6   Subsequent Elections as to Borrowing                          -E-36-
2.7   Equipment Loan Conversion                                     -E-37-
2.8   Subsequent Elections as to Borrowing                          -E-37-
2.9   Limitations of Requests and Elections                         -E-38-

                                 ARTICLE III


      CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK                   -E-38-
3.1   Conditions for First Borrowing                                -E-38-
3.2   Further Conditions for Disbursement                           -E-39-
3.3   Additional Conditions for Equipment Loans                     -E-40-
3.4   Additional Conditions for the Mortgage Loan                   -E-41-

                                 ARTICLE IV



      PAYMENTS AND PREPAYMENTS OF LOANS                             -E-41-
4.1   Principal Payments                                            -E-41-
4.2   Optional Prepayment of Principal                              -E-42-
4.3   Interest Payments                                             -E-42-
4.4   Fees                                                          -E-42-
4.5   General Provisions as to Payments                             -E-43-
4.6   Computation of Interest and Fees                              -E-43-
4.7   No Set Off or Deduction                                       -E-43-
4.8   Additional Costs                                              -E-43-
4.9   Illegality and Impossibility                                  -E-44-
4.10  Funding Losses                                                -E-44-
4.11  Regulation D Compensation                                     -E-45-

                                  ARTICLE V


      SECURITY                                                      -E-45-

                               TABLE OF CONTENTS


                                                                         Page
                                                                         ----
                                 ARTICLE VI


              REPRESENTATIONS AND WARRANTIES                            -E-45-
6.1           Organization and Good Standing                            -E-45-
6.2           Due Authorization                                         -E-46-
6.3           Third-Party Consents                                      -E-46-
6.4           Validity of Agreements                                    -E-46-
6.5           Financial Statements                                      -E-46-
6.6           Litigation                                                -E-46-
6.7           Regulation U                                              -E-46-
6.8           Title to Property                                         -E-46-
6.9           Other Agreements                                          -E-46-
6.10          Taxes                                                     -E-47-
6.11          Accuracy of Information                                   -E-47-
6.12          Subsidiaries                                              -E-47-
6.13          ERISA                                                     -E-47-
6.14          Environmental and Safety Matters                          -E-47-
6.15          Financial Condition                                       -E-48-
6.16          Conditions Precedent                                      -E-48-
6.17          Indebtedness                                              -E-48-

                                 ARTICLE VII


              AFFIRMATIVE COVENANTS OF THE COMPANY                      -E-48-
7.1           Preservation of Corporate Existence, Etc                  -E-48-
7.2           Compliance with Laws, Etc                                 -E-48-
7.3           Maintenance of Properties; Insurance                      -E-49-
7.4           Reporting Requirements                                    -E-49-
7.5           Maintain Tangible Net Worth                               -E-50-
7.6           Maintain Funded Debt Leverage Ratio                       -E-50-
7.7           Use of Loan Proceeds                                      -E-50-

                                ARTICLE VIII


               NEGATIVE COVENANTS                                       -E-50-
8.1            Liens and Encumbrances                                   -E-50-
8.2            Indebtedness                                             -E-51-
8.3            Extensions of Credit                                     -E-51-
8.4            Guarantee Obligations                                    -E-51-
8.5            Subordinate Indebtedness                                 -E-51-
8.6            Property Transfer, Merger or Lease-Back                  -E-51-
8.7            Pension Plan                                             -E-51-
8.8            Misrepresentation                                        -E-51-
8.9            Margin Stock                                             -E-51-

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
                                      ARTICLE IX


       EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF
         PROCEEDS                                                         -E-51-
9.1    Events of Default                                                  -E-51-
9.2    Acceleration of Indebtedness; Remedies                             -E-53-
9.3    Application of Proceeds                                            -E-53-
9.4    Cumulative Remedies                                                -E-53-

                                  ARTICLE X


       MISCELLANEOUS                                                      -E-53-
10.1   Amendments, Etc.                                                   -E-53-
10.2   Notices                                                            -E-54-
10.3   No Waiver By Conduct; Remedies Cumulative                          -E-54-
10.4   Reliance on and Survival of Various Provisions                     -E-54-
10.5   Expenses                                                           -E-54-
10.6   Successors and Assigns                                             -E-55-
10.7   Counterparts                                                       -E-55-
10.8   Governing Law                                                      -E-55-
10.9   Table of Contents and Headings                                     -E-55-
10.10  Construction of Certain Provisions                                 -E-55-
10.11  Integration and Severability                                       -E-56-
10.12  Independence of Covenants                                          -E-56-
10.13  Interest Rate Limitation                                           -E-56-
10.14  Release and Discharge                                              -E-56-
10.15  Waiver of Jury Trial                                               -E-56-

                        REVOLVING CREDIT LOAN AGREEMENT


     THIS REVOLVING CREDIT LOAN AGREEMENT, dated as of June 27, 1997 (as amended, the "Agreement"), is by and AUTOCAM CORPORATION, a Michigan corporation (the "Company"), and COMERICA BANK, a Michigan banking corporation (the "Bank").

                                  INTRODUCTION

     The Company desires to obtain a credit facility from the Bank providing for: (i) a revolving credit facility in an aggregate principal amount not to exceed $13,500,000 to provide working capital and to provide financing for the acquisition of the assets of Hamilton-Pax, Inc. and Dowagiac Manufacturing Company, Inc. (the "Corporate Sellers"); (ii) a term loan in an aggregate principal amount not to exceed $10,000,000 to finance the purchase of certain machinery and equipment from the Corporate Sellers; (iii) a machinery and equipment line of credit in an aggregate principal amount not to exceed $6,000,000; and (iv) a mortgage loan in an aggregate principal amount not to exceed $1,200,000 to finance the purchase of real estate and improvements in Gaffney, South Carolina, and Dowagiac, Michigan.

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

     "Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the meanings assigned to them in the UCC on the date of this Agreement.

     "Accounts Receivable" shall mean and include all Accounts, Chattel Paper and General Intangibles now owned or hereafter acquired by Company.

     "Affiliate" shall mean, when used with respect to any person, any other person, which directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall mean this Revolving Credit Loan Agreement.

     "Applicable Interest Period" shall mean with respect to any Eurodollar Rate Loan or Quoted Rate Loan, the Eurodollar Interest Period or Quoted Rate Interest Period then in effect with respect to such Borrowing.

     "Applicable Lending Office" shall mean, with respect to any Loan made by the Bank or with respect to the Bank's Commitment, the office of the Bank or of any Affiliate of the Bank located at the address specified for the Bank on the signature pages hereof (or identified on the signature pages hereof as the lending office for a particular type of Loan) or any other office or Affiliates of the Bank or of any Affiliate of the Bank hereafter selected and notified to the Company as an Applicable Lending Office for a particular type of Loan by the Bank.

     "Applicable Margin" shall mean that number of percentage points to be taken into account in computing the interest rate that accrues on the Loans. The Applicable Margin shall be determined by reference to the Borrower's ratio of Funded Debt Leverage Ratio in accordance with the following table:

                  Funded Debt                      Eurodollar  Quoted Rate  Prime
                Leverage Ratio                       Margin      Margin     Margin
                --------------                     ----------  -----------  ------
Less than or equal to .39 to 1.0                       1.2%         1.2%     -.5%

More than .39 to 1.0 but less
than or equal to .69 to 1.0                            1.3%         1.3%     -.5%

More than .69 to 1.0 but less
than or equal to .99 to 1.0                            1.4%         1.4%     -.5%

More than .99 to 1.0 but less
than or equal to 1.49 to 1.0                           1.5%         1.5%     -.5%

More than 1.49 to 1.0 but less
than or equal to 1.99 to 1.0                           1.6%         1.6%     -.5%

More than 1.99 to 1.0 but less
than or equal to 2.49 to 1.0                           1.7%         1.7%     -.5%

More than 2.49 to 1.0 but less
than or equal to 2.99 to 1.0                           1.8%         1.8%     -.25%

More than 2.99 to 1.0 but less
than or equal to 3.49 to 1.0                           1.9%         1.9%     -.25%

More than 3.49 to 1.0 but less
than 3.99 to 1.0                                       2.0%         2.0%     -.25%

     "Asset Purchase" shall mean the purchase by Pax of substantially all of the non-cash assets of the Corporate Sellers, together with the Premises.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

     "Borrowing" shall mean the aggregation of Loans of the Bank to be made to the Company pursuant to Article II on a single date and for a single Eurodollar Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing compromised of Eurodollar Rate Loans.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Bank is not open to the public for carrying on substantially all of its banking functions, and if the applicable Business Day relates to a Eurodollar Rate Loan or request therefor, a day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

     "Collateral" shall mean all property of the Company now or hereafter in the possession of the Bank or any Affiliate of the Bank (or as to which the Bank or any Affiliate of the Bank now or hereafter controls possession by documents or otherwise), all amounts in all deposit or other accounts
(including without limit an account evidenced by a certificate of deposit) of the Company now or hereafter with the Bank or any Affiliate of the Bank and all of Company's Equipment (other than titled vehicles), Fixtures, and Real Estate, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto, and all proceeds and products of all the foregoing and all additional property (real or personal) of the Company which is now or hereafter subject to a security interest, mortgage, lien, claim or other encumbrance granted by the Company to, or in favor of, the Bank.

     "Collateral Documents" shall mean the Mortgages, the Security Agreement, the Financing Statement and such other documents executed and delivered to the Bank pursuant to this Agreement granting the Bank a security interest in or lien upon the Collateral.

     "Commitments" shall mean the Bank's commitments to make loans as set forth herein. For purposes of this Agreement, Commitments may be classified as Revolving Credit Commitments, Term Loan Commitments, Equipment Loan Commitments or Mortgage Loan Commitments.

     "Consolidated" or "consolidated" shall mean, when used with reference to any financial term of this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with GAAP.

     "Conversion Date" shall mean the date the principal amount outstanding on the Equipment Loan converts to an Equipment Term Loan.

     "Cost of Funds" means that per annum rate of interest quoted by the Bank as the "Cost of Funds" on that date in amounts and at maturities comparable to the amount and maturities requested by the Company. The Cost of Funds may or may not be the lowest rate at which the Bank can obtain funds, and the Bank, for other purposes, may calculate a cost of funding its loans which is more or less than the Cost of Funds.

     "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct to indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

     "Default" shall mean any of the events or conditions described  in Section
9.1 which might become an Event of Default with notice or lapse of time or both.

     "Dollars" and "$" shall mean the lawful money of the United States of America.

     "EBITDA" shall mean Net Income before interest, income taxes, depreciation and amortization.

     "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

     "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

     "Equipment Loan Commitment Amount" shall mean, as of any applicable date of determination, Six Million Dollars ($6,000,000), reduced by the original principal amount of Equipment Term Loans made under this Agreement.

     "Equipment Loan" shall mean any Borrowing under Section 2.3 evidenced by the Equipment Note and made pursuant to Section 2.1.3.

     "Equipment Note" shall mean any promissory note of the Company evidencing the Equipment Loan, in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes in exchange or replacement therefor.

     "Equipment Term Loan" shall mean any portion of the Equipment Loan that has been converted to a term loan under Section 2.7 evidenced by an Equipment Term Note.

     "Equipment Term Note" shall mean any promissory note of the Company, in form acceptable to the Bank, evidencing an Equipment Term Loan.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

     "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

     "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made and ending on the date not less than thirty (30) days later nor more than one
(1) year later, as the Company may elect in the applicable Notice of Borrowing; provided, that (a) any Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; (b) any Eurodollar Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Interest Period is to end, shall end on the last Business Day of such calendar month; and (c) no Eurodollar Interest Period may be elected with respect to any Loan that extends beyond the Termination Date for such Loan.

     "Eurodollar Lending Office" means the Bank's office located in the Grand Cayman Islands, British West Indies, or such other branch of the Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to the Company and the Bank.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

     (a) the Applicable Margin, plus

     (b) the quotient of:

         (i)  the per annum interest rate at which the Bank's Eurodollar
              Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar Rate Loan and for a period equal to the relevant Eurodollar Interest Period at or about 11:00 a.m. (Grand Rapids, Michigan time) (or as soon thereafter as practical) two (2) Business Days prior to the first day of such Eurodollar Interest Period;

              divided by

             (ii) a percentage equal to 100% minus the maximum rate on such date at which the Bank is required to maintain reserves on "Eurocurrency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes Eurodollar Rate Loans, the rate at which such reserves are required to be maintained on such category.

     "Eurodollar Rate Loan" shall mean any Borrowing which bears interest at the Eurodollar Rate.

     "Event of Default" shall mean any of the events or conditions described in Section 9.

     "Federal Funds Rate" shall mean, for any day, the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Bank from three federal funds brokers of recognized standing selected by the Bank in its discretion from time to time as the opening federal funds rate paid or payable by the Bank in its regional federal funds market for overnight borrowings from other banks.

     "Financial Statements" shall mean all those balance sheets, earnings statements and statements of cash flow (whether of the Company, any Subsidiary or otherwise) which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

     "Financing Statements" shall mean UCC financing statements describing the Bank as secured party and the Company as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices as the Bank shall reasonably deem necessary or advisable.

     "Funded Debt" shall mean any Debt evidenced by notes, bonds, debentures or other similar instruments, or obligations under installment sales contracts, and liabilities with respect to lease obligations that are required to be capitalized in accordance with GAAP.

     "Funded Debt Leverage Ratio" shall mean the ratio of the Company's Funded Debt less the amount of cash plus marketable securities held by the Company in excess of $750,000 to its EBITDA. For purposes of this Agreement, the Funded Debt Leverage Ratio shall be calculated at the end of each quarter of the Company's fiscal year commencing June 30, 1997, using the previous four (4) quarters.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the Financial Statements as of the date hereof.

     "Guarantor" shall mean Autocam-Pax, Inc., a Michigan corporation, Autocam South Carolina, Inc., a Michigan corporation, Autocam Acquisition, Inc., a Michigan corporation, and Autocam Laser Technologies, Inc., a Michigan corporation.

     "Guarantor Mortgages" shall mean continuing collateral mortgages in form and content acceptable to the Bank pursuant to which Pax and South Carolina shall grant the Bank a mortgage of first priority in the Guarantor Premises.

     "Guarantor Premises" shall mean the real estate and improvements described in the Guarantor Mortgages, being 201 and 605 Percy Street, Dowagiac, Michigan, and 348 Huntington Road, Gaffney, South Carolina.

     "Guarantor Security Agreements" shall mean the security agreements from the Guarantor in form and content acceptable to the Bank.

     "Guaranty" shall mean a guaranty in the form and content of Exhibit E to this Agreement.

     "Indebtedness" shall mean all loans, advances and indebtedness of the Company to the Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of the Company to the Bank (including those loans identified on Schedule 1 attached hereto), whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     "Interest Payment Date" shall mean the first day of each month, commencing August 1, 1997.

     "Legal Rate" shall mean the maximum interest rate permitted to be paid by corporate debtors or received by the Bank with respect to the indebtedness represented by the Notes under applicable law.

     "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

     "Loan" shall mean the Revolving Credit Loan, the Term Loan, the Equipment Loan, any Equipment Term Loan, and the Mortgage Loan. Subject to the terms and conditions contained herein, such Loans may also be designated as a Prime Rate Loan, a Eurodollar Rate Loan or a Quoted Rate Loan, which are referred to herein as "types" of Loans.

     "Maturity Date" shall mean the earlier to occur of the date on which any Loan is accelerated pursuant to Section 9.2 or (i) with respect to the Term Loan, October 1, 2003; (ii) with respect to any Equipment Term Loan, the date that is not more than six (6) years after the first Equipment Loan relating to such Equipment Term Loan was made; and (iii) with respect to the Mortgage Loan, October 1, 2002.

     "Mortgage Commitment Amount" shall mean the lesser of: (i) One Million Two Hundred Thousand Dollars ($1,200,000), or (ii) eighty percent (80%) of the fair market value of the Premises described in the Mortgages, as determined by appraisals satisfactory to the Bank.

     "Mortgage Loan" shall mean any Borrowing under Section 2.3 evidenced by the Mortgage Note and made pursuant to Section 2.1.4.

     "Mortgage Note" shall mean any promissory note of the Company evidencing the Mortgage Loan, in substantially the form annexed hereto as Exhibit D, as amended or modified from time to time, and together with any promissory note or notes in exchange or replacement therefor.

     "Mortgages" shall mean continuing collateral mortgages in the form and content acceptable to the Bank pursuant to which the Company shall grant (or has granted) the Bank mortgages on the Premises described therein.

     "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) or ERISA or Section 414(f) of the Code.

     "Net Income" shall mean the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

           (i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses; and

           (ii) in the case of the Company, net earnings or losses of any Person in which the Company has an ownership interest (excluding any wholly-owned Subsidiary), unless such net earnings or losses shall have actually been received by the Company in the form of cash distributions.

      "Notes" shall mean the Revolving Credit Note, the Term Note, the Equipment Note, any Equipment Term Note and the Mortgage Note; and "Note" shall mean any one of them.

      "Notice of Borrowing" shall mean any notice of any Borrowing.

      "Overdue Rate" shall mean (a) in respect of the principal of any Eurodollar Rate Loan or Quoted Rate Loan, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Applicable Interest Period and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Prime Rate, and (b) in respect of the principal of any Prime Rate Loan, and other amounts payable by the Company hereunder (other than interest or amounts described in clause (a) above), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Prime Rate.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pax" shall mean Autocam-Pax, Inc., a Michigan corporation.

      "Permitted Liens" shall mean:

             (a)  Liens and encumbrances in favor of the Bank;

             (b)  Liens for taxes, assessments or other
                  governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Bank as applicable, bonded in a manner satisfactory to the Bank;

             (c) Liens not delinquent created by statute, state or federal, in connection with workers' compensation, unemployment insurance, social security and similar statutory obligations;

             (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

             (e) Those existing Liens described on Schedule 8.2 attached hereto;

             (f) Purchase money security interests, leases or any title retention interest granted or retained in connection with the purchase or leasing of equipment, office machines, real estate or fixtures by the Company.

     "Person" or "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean, with respect to any person, any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

     "Premises" shall mean the real estate and improvements described in the Mortgages, being 4070 East Paris Avenue, S.E., Kentwood, Michigan.

     "Prepayment Amount" shall mean the sum of: (i) the amount of principal which the Borrower has elected to prepay or the amount of principal which the Bank has required the Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"), (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date, (iii) Five Hundred Dollars ($500), plus (iv) the present value, discounted at the Reinvestment Rates (as defined below), of the positive amount by which (A) the interest the Bank would have earned had the Prepaid Principal Amount been paid at the end of the current Applicable Interest Period (or in the case of the Term Loan or any Equipment Term Loan, in accordance with the amortization schedule for the Term Loan or any Equipment Term Loan), exceeds (B) the interest the Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

     "Prepayment Date" shall mean the date on which the Borrower prepays any principal of a Eurodollar Rate Loan or Quoted Rate Loan.

     "Prime Rate" shall mean the per annum rate that is equal to the sum of:
(a) the Applicable Margin, plus (b) the greater of (i) the per annum rate of interest announced from time to time by the Bank as its "prime rate", which rate may not necessarily be the lowest rate charged by the Bank to any of its customers, or (ii) the Federal Funds Rate plus one half percent (1/2%) per annum. The Prime Rate shall change simultaneously with any change in such "prime rate" or such Federal Funds Rate, if applicable.

     "Prime Rate Loan" shall mean any Borrowing which bears interest at the Prime Rate.

     "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

     "Quoted Rate" shall mean the sum of (a) the Applicable Margin, plus (b) the Bank's Cost of Funds.

     "Quoted Rate Interest Period" shall mean (a) with respect to the Term Loan, the period commencing on or before October 1, 1997, and ending on the Maturity Date; and (b) with respect to each Equipment Term Loan, the period commencing on the Conversion Date and ending on the Maturity Date for such Equipment Term Loan.

     "Quoted Rate Loan" shall mean any Loan which bears interest at a Quoted
Rate.

     "Reinvestment Rates" shall mean the per annum rates of interest equal to one-half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

     "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by PBGC under ERISA.

     "Revolving Credit Commitment Amount" shall mean, as of any applicable date of determination, Thirteen Million Five Hundred Thousand Dollars ($13,500,000) (or such lesser amount to which the Revolving Credit Commitment Amount may be reduced by the Borrower from time to time under Section 2.6 of this Agreement). Within the Revolving Credit Commitment Amount, Twelve Million Dollars ($12,000,000) is available to the Company for general corporate purposes and One Million Five Hundred Thousand Dollars ($1,500,000) is reserved exclusively to facilitate foreign exchange transactions. Within the Twelve Million Dollars ($12,000,000) available for general corporate purposes, up to One Million Dollars ($1,000,000) is available for the issuance of letters of credit. The amount of any letters of credit issued by the Bank on behalf of the Company reduces the amount available to be advanced under the Revolving Credit Commitment.

     "Revolving Credit Loan" shall mean any Borrowing under Section 2.3 evidenced by the Revolving Credit Note and made pursuant to Section 2.1.1.

     "Revolving Credit Note" shall mean any promissory note of the Company evidencing the Revolving Credit Loan, in substantially the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes in exchange or replacement therefor.

     "Security Agreement (Equipment)" shall mean the security agreement in the form of Exhibit E to the Agreement pursuant to which the Company grants to the Bank a security interest in the Equipment (other than titled vehicles), Fixtures and Goods, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds and products thereof.

     "South Carolina" shall mean Autocam South Carolina, Inc., a Michigan corporation.

     "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous rights (other than securities or other ownership interest which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

     "Tangible Net Worth" shall mean, as of any date, the excess of (i) the net book value of all assets of a Person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), all as determined in accordance with GAAP, over (ii) all Debt of such Person.

     "Term Loan Commitment Amount" shall mean Ten Million Dollars ($10,000,000) until September 30, 1997, and thereafter the sum of Four Million Dollars ($4,000,000) plus the fair market value of Guarantor's machinery and equipment acquired in the Asset Purchase (but not to exceed Ten Million Dollars ($10,000,000)), reduced by principal payments required to be made on the Term Loan.

     "Term Loan" shall mean any Borrowing under Section 2.3 evidenced by the Term Note and made pursuant to Section 2.1.2.

     "Term Note" shall mean any promissory note of the Company evidencing the Term Loan, in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time and together with any promissory note or notes in exchange or replacement therefor.

     "Termination Date" shall mean the earlier to occur of: (i) the date on which the Commitments shall be terminated pursuant to Section 9.2; or (ii) with respect to the Revolving Credit Commitment, October 1, 1998 (or such earlier date on which the Company has permanently terminated the Revolving Credit Commitment pursuant to Section 2.6); and (iii) with respect to the Equipment Loan Commitment, October 1, 1998.

     "UCC" shall mean Public Act 174 of 1962 of the State of Michigan, as amended.

     "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) or ERISA.

     1.2 Other Definitions; Rules of Construction. As used herein, the terms "Bank" and "Company" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with GAAP unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms, "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                   ARTICLE II

                         THE COMMITMENTS AND THE LOANS

     2.1 Commitments of the Bank.

         2.1.1 Revolving Credit Loan Commitment. The Bank agrees, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Company on a revolving basis in such amount as the Company requests pursuant to Section 2.3, from time to time, from and including the Effective Date, to but excluding the Termination Date, in an amount not to exceed the Revolving Credit Commitment Amount.

         2.1.2 Term Loan Commitment. The Bank agrees, subject to the terms and conditions of this Agreement, to make the Term Loan to the Company in an amount not to exceed the Term Loan Commitment Amount.

         2.1.3 Equipment Loan Commitment. Upon satisfaction of the conditions contained in Sections 3.1, 3.2 and 3.3 hereof, the Bank agrees, subject to the terms and conditions of this Agreement, to make Equipment Loans to the Company, in such amounts as the Company requests pursuant to Section 2.3, from time to time, from and including the Effective Date, to, but excluding the Termination Date, in an amount not to exceed the Equipment Loan Commitment Amount.

         2.1.4 Mortgage Loan Commitment. Upon satisfaction of the conditions contained in Sections 3.1, 3.2 and 3.4 hereof, at any time prior to September 30, 1997, the Bank agrees, subject to the terms and conditions of this Agreement, to make the Mortgage Loan to the Company, in such amounts as the Company requests pursuant to Section 2.3, in an amount not to exceed the Mortgage Loan Commitment Amount.

     2.2 Notes/Evidence of Borrowing.

         2.2.1 Revolving Credit Note. The Revolving Credit Loan shall be evidenced by the Revolving Credit Note payable to the order of the Bank in an amount equal to the Revolving Credit Commitment Amount.

         2.2.2 Term Note. The Term Loan shall be evidenced by the Term Note payable to the order of the Bank in an amount equal to the initial Term Loan Commitment Amount.

     2.2.3 Equipment Note. The Equipment Loan shall be evidenced by the Equipment Note payable to the order of the Bank in an amount equal to the Equipment Loan Commitment Amount.

     2.2.4 Mortgage Note. The Mortgage Loan shall be evidenced by the Mortgage Note payable to the order of the Bank in an amount equal to the Mortgage Loan.

     2.2.5 Equipment Term Notes. The Equipment Term Loans shall be evidenced by Equipment Term Notes payable to the order of the Bank in an amount equal to such Equipment Term Loan.

     2.2.6 Evidence of Borrowing. The Bank shall record on its books and records appropriate notations to evidence, the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes. The Bank is hereby irrevocably authorized by the Company so to endorse its Notes and to attach to and make a part of any Note a schedule of any borrowings or payments as and when required. The records and endorsements of the Bank regarding the Loans made by it shall constitute prima facie evidence of the information contained therein.

     2.3 Notice of Borrowings. The Company shall give the Bank verbal notice (a "Notice of Borrowing") of each Borrowing not later than 12:00 p.m. Grand Rapids time on (a) the Business Day each Prime Rate Borrowing is to be made, and (b) three Business Days before each Eurodollar Rate or Quoted Rate Borrowing is to be made, specifying:

                         (i) the date of such Borrowing, which shall be a
                             Business Day;

                        (ii) the aggregate amount of such Borrowing;

                       (iii) whether such Borrowing is a Revolving Credit Loan;

                        (iv) whether the Loans comprising such Borrowing are
                             to be Prime Rate Loans, Eurodollar Rate Loans, or, in the case of the Term Loan or an Equipment Term Loan, a Quoted Rate Loan; and

                         (v) the Applicable Interest Period.

At the request of the Bank, the Company shall promptly confirm all notices of Eurodollar Rate or Quoted Rate Borrowing in writing.

     2.4 Minimum Amounts of Borrowings.

         2.4.1 Revolving Credit Borrowings. Except for (a) Borrowings and conversions thereof which exhaust the entire remaining amount of the Revolving Credit Commitment, and (b) payments required pursuant to Section 4.1, each Revolving Credit Borrowing and each continuation or conversion thereof and each repayment thereof shall be in a minimum amount of One Million Dollars ($1,000,000) and in an integral multiple of Five Hundred Thousand Dollars ($500,000).

         2.4.2 Other Borrowings. Except for elections or conversions to a Quoted Rate Loan, all other types of Borrowing and each continuation or conversion thereof shall be in a minimum amount of One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

         2.4.3 Quoted Rate Borrowings. All Quoted Rate Borrowings shall be for the entire outstanding principal amount of the Term Loan or each Equipment Term Loan.

     2.5 Termination/Maturity.

         2.5.1 Termination Date. The obligation by the Bank to advance funds pursuant to the Revolving Credit Commitment and the Equipment Loan Commitment shall terminate on the respective Termination Date therefor, and any Revolving Loans or Equipment Loans outstanding (together with accrued interest thereon) pursuant to such Revolving Credit Commitment or Equipment Loan Commitment shall be due and payable on such date, or, in the case of Equipment Loans, converted to Equipment Term Loans.

         2.5.2 Maturity Date. The outstanding principal balance (together with accrued interest thereon) of the Term Loan and any Equipment Term Loans shall be due and payable on the respective Maturity Date.

     2.6 Termination or Reduction in Commitments.

         2.6.1 Revolving Credit Commitments. The Company, at any time and from time to time (except as may hereinafter be provided), upon at least five (5) Business Days' prior written notice received by the Bank, may permanently terminate or reduce the Revolving Credit Commitment Amount by an integral multiple of One Hundred Thousand Dollars ($100,000), provided, however, that the Company, on the effective date of such termination or reduction, shall pay to the Bank, in the case of a termination, the aggregate unpaid principal amount of the Revolving Loan, or, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of the Revolving Loan exceeds the then reduced Revolving Credit Commitment. The notice shall specify the Termination Date or, in the case of a reduction, (i) the reduced amount of the Revolving Credit Commitment, and (ii) the effective date of such reduction. The Company may not revoke any such notice of termination or reduction without the prior written consent of the Bank. After any such reduction, the commitment fee provided under Section 4.4.2 of this Agreement shall be calculated on the Revolving Credit Commitment as so reduced and the Revolving Credit Commitment may not be increased or otherwise reinstated without the express written consent of the Bank. Notwithstanding anything in the foregoing to the contrary, the Company does not have the right or option to permanently terminate or to permanently reduce any Revolving Credit Commitment to an amount less than the Eurodollar Rate Borrowings then outstanding.

         2.6.2 Term Loan Commitments. Effective September 30, 1997, the Term Loan Commitment shall be equal to the lesser of: (i) Ten Million Dollars ($10,000,000), or (ii) the sum of Four Million Dollars ($4,000,000) plus one hundred percent (100%) of the fair market value of the machinery and equipment purchased by the Guarantor in the Asset Purchase, as evidenced by an appraisal acceptable to the Bank. Failure to provide the Bank with an acceptable appraisal by September 30, 1997, shall result in an automatic reduction of the Term Loan Commitment to Four Million Dollars ($4,000,000). Any principal outstanding on the Term Loan as of September 30, 1997, in excess of the revised Term Loan Commitment shall be immediately due and payable.

         2.6.3 Equipment Loan Commitments. The maximum amount available to the Company under the Equipment Loan Commitment is Six Million Dollars
($6,000,000). The Equipment Loan Commitment is not a revolving loan commitment. Amounts advanced to the Company under the Equipment Loan
Commitment permanently reduce the amount available to be advanced hereunder, whether or not repaid by the Company or converted to an Equipment Term Loan as provided in Section 2.7.

         2.6.4 Mortgage Loan Commitment. Effective September 30, 1997, the Mortgage Loan Commitment shall be terminated if Borrower has not provided the Bank with:

                    (a) Environmental Audit. The Company shall have furnished to the Bank an environmental audit report, covering the Guarantor Premises, in form, content and by an environmental consultant acceptable to the Bank. The Company agrees that the Bank may disclose the contents of the environmental audit report to such governmental agencies and entities as the Bank deems necessary under applicable law, and the Company shall deliver to the Bank the written consent to such disclosure from the environmental consultant and the seller of any property the purchase of which is being financed in whole or in part under this Agreement.

                    (b) Appraisal. The Bank shall have received an appraisal of the Guarantor Premises, in form and content acceptable to the Bank, from an appraiser approved by the Bank.

         If Borrower satisfies the conditions set forth in (a) and (b) above, the Mortgage Loan Commitment shall be the lesser of: (i) One Million Two Hundred Thousand Dollars ($1,200,000), or (ii) eighty percent (80%) of the fair market value of the Guarantor Premises as shown on the appraisal thereof.

     2.7 Equipment Loan Conversion. At any time up to and including the Termination Date, the Company may elect to convert all or a portion of the then outstanding principal balance of the Equipment Loan to an Equipment Term Loan by notifying the Bank, specifying the amount to be converted, the Conversion Date, and the other matters required in a Notice of Borrowing; provided, however, that all such conversions shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000).

     2.8 Subsequent Elections as to Borrowing.

         2.8.1 Eurodollar Rate Conversion. The Company may elect (a) to continue a Eurodollar Rate Borrowing or a portion thereof, as a Eurodollar Rate Borrowing, or (b) to convert a Eurodollar Rate Borrowing or a portion thereof, to a Prime Rate Borrowing, or (c) elect to convert a Prime Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, in each case by giving verbal notice thereof to the Bank not later than 12:00 p.m. Grand Rapids time (i) three Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective and (ii) one Business Day prior to the date any such continuation of or conversion to a Prime Rate Borrowing to be effective, provided that an outstanding Eurodollar Rate Borrowing may only be converted on the last day of the Applicable Interest Period with respect to such Borrowing, and provided further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Applicable Interest Period to be applicable thereto upon such continuation or conversion. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Company shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Prime Rate Borrowing on the last day of the then current Applicable Interest Period with respect to such Borrowing. If requested by the Bank, the Company shall confirm any verbal notice hereunder in writing.

         2.8.2  Quoted Rate Election.

                  (a) Term Loan. The Company may elect to have the entire outstanding principal balance of the Term Loan (as finally determined on or before September 30, 1997) bear interest at a Quoted Rate for the Applicable Interest Period by delivering to the Bank an appropriate Notice of Borrowing confirming the Quoted Rate as provided in Section 2.3 hereof.

                  (b) Equipment Term Loan. The Company may elect to have the entire principal balance of any Equipment Term Loan as of a Conversion Date bear interest at a Quoted Rate for the Applicable Interest Period by delivering to the Bank an appropriate Notice of Borrowing confirming the Quoted Rate as provided in Section 2.3 hereof.

     2.9 Limitations of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing, a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing or a request for a conversion of a Prime Rate Borrowing to a Eurodollar Rate Borrowing, (a) in the case of any Eurodollar Rate Borrowing, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Company are not available to any Bank in the relevant interbank secondary market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund Eurodollar Rate Borrowings or (ii) to maintain outstanding such Eurodollar Rate Borrowing, or (iii) to convert a Loan to a Eurodollar Rate Loan, then the Company shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Borrowing or a continuation of or conversion to a Eurodollar Rate Borrowing. In the event that such circumstances no longer exist, the Bank shall again consider requests for Eurodollar Rate Borrowings, and requests for continuations of and conversions to Eurodollar Rate Borrowings.

                                  ARTICLE III

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK

     3.1 Conditions for First Borrowing. The obligation of the Bank to make a Loan on the occasion of the first Borrowing is subject to receipt by the Bank of the following documents and completion of the following matters, in form and substance satisfactory to the Bank.

         3.1.1 Documents Executed and Filed. The Company shall have executed (or caused to be executed) and delivered to the Bank the following:

                     (i)  the Notes (excluding the Mortgage Note);

                     (ii) the Security Agreement (Equipment); and

                    (iii) the Guaranty (together with a Security Agreement
                          and Financing Statements from the Guarantor acceptable to the Bank).

         3.1.2 Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's state of incorporation listing all charter documents of the Company on file in that office and certifying as to the good standing and corporate existence of the Company, together with copies of such charter documents of the Company, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

         3.1.3 By-Laws and Corporate Authorizations. Copies of the by-laws of the Company together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and the Notes and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

          3.1.4 Incumbency Certificate. Certificates of incumbency of the Company containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company in connection with this Agreement and the Notes and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

          3.1.5 Representations and Warranties. A certificate of a senior officer of the Company to the effect that (i) the representations and warranties of the Company contained in this Agreement are true in all material respects, and (ii) no Default or Event of Default has occurred and is continuing;

          3.1.6 Legal Opinion of Counsel for the Company. The favorable written opinion of counsel for the Company covering such other matters relating to the transactions contemplated hereby as the Bank may reasonably request, dated the Effective Date and satisfactory in form and substance to the Bank;

          3.1.7 Fees. The payment in full of all fees required to be paid by the Company on or before the Effective Date hereunder;

          3.1.8 UCC Lien Search. The Bank shall have received UCC record and copy searches, disclosing no notice of any liens or encumbrances filed against any of the Collateral other than the Permitted Liens.

          3.1.9 Casualty Insurance. The Company shall have furnished to the Bank, in form, content and amounts and with companies satisfactory to the Bank, casualty insurance policies with loss payable clauses in favor of the Bank, relating to the assets and properties (including, but not limited to, the Collateral) of the Company.

          3.1.10 Asset Purchase Complete. The Asset Purchase shall have been completed on terms and conditions acceptable to the Bank and the Bank shall have received from the Company such documents, certificates and opinions evidencing the completion of the acquisition reasonably satisfactory to the Bank.

          3.1.11 Approval of Bank's Counsel. All actions, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to Miller, Canfield, Paddock and Stone, P.L.C., counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

          3.1.12  Other Conditions.   The Company shall have delivered to the
Bank such other certificates and documents as the Bank may reasonably request.

     3.2 Further Conditions for Disbursement. The obligation of the Bank to make any Loan on the occasion of each Borrowing (including without limitation the first Borrowing) is further subject to the satisfaction of the following conditions precedent:

          (a) receipt by the Bank of a Notice of Borrowing as required under this Agreement;

          (b)  the fact that, immediately after such
               Borrowing, the aggregate outstanding principal amount of the Borrowings will not exceed the aggregate amount of the relevant Commitments or otherwise be in excess of the amount permitted under this Agreement;

          (c) the fact that, at the time of, and immediately after, such Borrowing, no Default or Event of Default shall have occurred and be continuing; and

          (d) the fact that the representations and warranties of the Company contained in this Agreement shall be true in all material respects as of the date of such Borrowing. Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in subsection (b), (c) and (d) of this Section. For purposes of this Section the representations and warranties contained in Section 6.5 hereof shall be deemed made with respect to the Financial Statements.

     3.3 Additional Conditions for Equipment Loans. The obligation of the Bank to make Equipment Loans on the occasion of each Equipment Loan Borrowing is further subject to the satisfaction of the following:

          3.3.1 Notice. The Company may request a notice of the Company's desire for an Equipment Loan in a writing signed by an authorized officer of the Company specifying the proposed Disbursement Date, the amount of the proposed advance for such Equipment Loan, a copy of the invoice for the machinery and equipment to be purchased with the proceeds from the proposed advance, and such other information as the Bank may reasonably request.

          3.3.2 Borrowing Warranties and Representations. A request by the Company for an Equipment Loan (whether or not in writing) shall constitute a warranty and representation by the Company that as of the date of such request no Default or Event of Default has occurred or is continuing, and the warranties and representations set forth in Section 6 of this Agreement are true and correct, and with respect to such machinery and equipment Company is purchasing that (a) Company has (or will have) good and marketable title to and ownership of such machinery and equipment, free and clear of any lien or security interest, except for the security interest of the Bank; (b) such Equipment Loan does not exceed one hundred percent (100%) of the cost of such machinery and equipment (or in the case of the payoff of an existing lease, the lease balance) (the "Equipment Advance Amount"); and (c) the machinery and equipment subject to such request is in good condition and repair and used (or shall be used) by Company in the ordinary course of business. Acceptance by the Company of the proceeds of an Equipment Loan shall constitute a warranty and representation by the Company that as of such Disbursement Date no Default or Event of Default has occurred and is continuing, and the warranties and representations set forth herein and in Section 6 of this Agreement are true and correct.

          3.3.3 Bank's Discretion to Make Advances. The Bank is under no obligation to make advances to the Company under the Equipment Note if:

                 (a) Any of the conditions precedent set forth in Section 3 of this Agreement shall not have been satisfied or waived by the Bank in accordance with this Agreement;

                 (b)  A request for an advance is made after the Termination
                      Date;

                 (c) The Bank shall know or have any reasonable reason to believe that as of the date of such Equipment Loan: (i) any Default or Event of Default has occurred and is continuing; (ii) any warranty or representation set forth in Section 6 of this Agreement shall not be true and correct; or (iii) any provision of law, any order of any court or other agency or government, or any regulation, rule or interpretation thereof shall have had any materially adverse effect on the validity or enforceability of this Agreement or any of the related documents;

                 (d) Such Borrowing would result in the total amount of Equipment Loans to exceed the Equipment Loan Commitment Amount.

     3.4 Additional Conditions for the Mortgage Loan. In addition to the requirements set forth in this Article III, the obligation of the Bank to make the Mortgage Loan is subject to receipt by the Bank of the following documents and completion of the following matters, in form and substance satisfactory to the Bank:

          3.4.1 Documents Executed and Filed. The Company shall have executed (or caused to be executed) and delivered to the Bank the following:

                    (i) the Mortgage Note; and

                    (ii) the Guarantor Mortgages.

          3.4.2 Title Insurance; Survey. The Company shall have furnished to the Bank, in form, content and amount satisfactory to the Bank, (i) a policy insuring the Guarantor Mortgages as a first lien under a standard ALTA title insurance policy, subject only to the Permitted Liens, with such endorsements as the Bank may require, and (ii) a survey of the Guarantor Premises made within thirty (30) days of the effective date of the Mortgage Loan, showing the improvements situated therein to be within all lot lines and set-back lines, showing all easements (identified by recording information), showing no encroachments and showing such other information as the Bank may request, said survey to be certified to the Bank, the title company and such other persons as the Bank may request.

                                   ARTICLE IV

                       PAYMENTS AND PREPAYMENTS OF LOANS

     4.1 Principal Payments. Unless earlier payment is required under this Agreement, the Company shall pay to the Bank the principal of the Loans as provided in this Section 4.1.

          4.1.1 Revolving Credit Loans. The Company shall pay to the Bank the principal amount of each Eurodollar Rate Borrowing included in any Revolving Credit Borrowing on the last day of the Applicable Interest Period (unless continued as provided in Section 2.6 hereof) or on the Termination Date, whichever is earlier, and the principal amount of each Prime Rate Loan included in any Revolving Credit Borrowing shall be due and payable on the Termination Date.

          4.1.2 Term Loan. The Company shall pay to the Bank the principal amount of the Term Loan, unless accelerated pursuant to the terms of this Agreement, in seventy-two (72) equal monthly installments on the first day of each consecutive calendar month, beginning no later than November 1, 1997. All outstanding principal and accrued interest shall be due and payable on the Maturity Date.

          4.1.3 Equipment Loan. The Company shall pay to the Bank the principal amount of the Equipment Loan, unless sooner accelerated pursuant to the terms of this Agreement, on the Termination Date, to the extent not converted to Equipment Term Loans.

          4.1.4 Mortgage Loan. The Company shall pay to the Bank the principal amount of the Mortgage Loan, unless accelerated pursuant to the terms of this Agreement, in not more than sixty (60) equal installments (with an amortization period of not more than fifteen (15) years on the first day of each consecutive calendar month, beginning no later than November 1, 1997. All outstanding principal and accrued interest shall be due and payable on the Maturity Date.

          4.1.5 Equipment Term Loans. The Company shall pay to the Bank the principal amount of any Equipment Term Loan, unless sooner terminated pursuant to the terms of this Agreement, in not more than seventy-two (72) equal monthly installments on the first day of each consecutive calendar month, beginning on the first day of the month following each Conversion Date. All outstanding principal and accrued interest shall be due and payable on the Maturity Date.

     4.2 Optional Prepayment of Principal.

          4.2.1 Prime Rate Loans. The Company may, upon notice to the Bank, pay all or part of the Loans outstanding at any time and from time to time bearing interest at the Prime Rate without penalty, premium or other charge.

          4.2.2 Eurodollar Rate Loans. The Company may not prepay any portion of the Loans as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending, and any Eurodollar Rate Loan may only be paid on the last day of the Applicable Interest Period with respect thereto.

          4.2.3 Quoted Rate Loans. Except for required monthly installments of principal as set forth in Section 4.1, the Company may not prepay any portion of the Term Loan or an Equipment Term Loan that bears interest at a Quoted Rate.

          4.2.4 Notice of Prepayment. All notices of prepayment that are delivered to the Bank by the Company pursuant to this Section 4.2 shall be delivered by 10:00 a.m. Grand Rapids time on the relevant Business Day or if delivered at a later time shall be deemed to have been delivered as of the next Business Day. A notice of prepayment with respect to a Eurodollar Rate Borrowing or Quoted Rate Borrowing shall not be revocable by the Company.

     4.3 Interest Payments. The Company shall pay interest to the Bank on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by demand, by acceleration or otherwise), and thereafter on demand, at the rate applicable thereto as designated in the appropriate Notice of Borrowing or as otherwise provided herein.


     Notwithstanding the foregoing, the Company shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by demand, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

     4.4 Fees.

         4.4.1 Closing Fee. The Company shall pay to the Bank, at the closing, a closing fee of Seven Thousand Five Hundred Dollars ($7,500).

         4.4.2 Commitment Fee. The Company shall pay to the Bank a commitment fee for the period from the date of this Agreement to and including the Termination Date equal to one-eighth of one percent (1/8%) per annum on the average daily excess of the Revolving Credit Commitment (less the amount reserved exclusively to facilitate foreign exchange transactions) exceeds the sum of: (i) the average unpaid balance of the Revolving Loan plus (ii) Two Million Five Hundred Thousand Dollars ($2,500,000). Such commitment fee shall be payable on the first Business Day of each January, April, July and October, beginning October 1, 1997, and on the Termination Date, for the periods ending on such date.

          4.4.3 Preparation Fees. Upon demand of the Bank from time to time, the Company shall pay to the Bank the amount of the expenses (including without limit reasonable attorneys' fees and disbursements) incurred by the Bank from time to time in connection with the preparation of this Agreement and related instruments and/or the making (or preparation for the making) of any advance hereunder.

     4.5 General Provisions as to Payments. The Company shall make each payment of principal and interest on the Loans and of fees and other amounts payable hereunder, not later than 12:00 p.m. Grand Rapids time on the date when due, to the Bank at its address referred to in the signature line to this Agreement. Whenever any payment of principal of, or interest on, the Loans or any commitment, facility or other fee or expense payable hereunder shall be due on the day which is not a Business Day, the date for payment thereof shall be extended to then next succeeding Business Day. If the date for any payment of principal is extended pursuant to this Section, by operation of law, or otherwise, interest thereon shall be payable for such extended time.

     4.6 Computation of Interest and Fees. Interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     4.7 No Set Off or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without set off or counterclaim, and free and clear of, and without deduction or with holding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

     4.8  Additional Costs.

          (a) In the event that the adoption of, or any change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by any Bank or the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), shall (i) change the basis of taxation of payments to any Bank or the Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Bank, in which the Bank has its principal office), or (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to the Bank of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by the Bank thereon, then the Company shall pay to the Bank, from time to time, upon request by the Bank additional amounts sufficient to compensate the Bank for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, the Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan or pursuant to subsection (b) of this Section. A statement as to the amount of such increased cost or reduced sum receivable and reason therefor, prepared in good faith and in reasonable detail by the Bank and submitted by or the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

          (b) In the event that any applicable law, rule, regulation, or guideline now in effect relating to capital adequacy, or that the adoption of, or any change in or in the interpretation by any governmental authority of any applicable law, treaty, rule or regulation (whether domestic or foreign), or that compliance by the Bank with any guideline, request or directive of any governmental authority (whether or not having the force of law) relating to capital adequacy that is promulgated, made, issued, or changed including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital required or expected to be maintained is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Company shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation and reason therefor, prepared in good faith and in reasonable detail by or the Bank, and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

     4.9 Illegality and Impossibility. In the event that the adoption of, or any change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Eurodollar Rate Loan under this Agreement, the Company shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to the Bank under this Section 4.9,
(a) on the last day of the then current Eurodollar Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if the Bank may not continue to maintain such Loan to such day.

     4.10 Funding Losses. In addition to any other amounts required to be paid hereunder, if the Company makes any payment of principal with respect to any Eurodollar Rate Loan or Quoted Rate Loan on any day other than the last day of the Applicable Interest Period (whether pursuant to Article IV, Article VIII or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan or Quoted Rate Loan after notice has been given to the Bank in accordance with Section 2.3, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan or Quoted Rate Loan when due, the Company shall, in addition to any amounts that may be payable pursuant to Section 4.8 or 4.11, reimburse the Bank the Prepayment Amount on demand. A statement as to the amount of such loss or expense and reason therefor, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes in the absence of manifest error in computation.

     4.11 Regulation D Compensation. If the Eurocurrency liabilities (as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System, as amended or modified from time to time) of the Bank is a positive number, the Bank may require the Company to pay, to the extent not already provided for in the calculation of Eurodollar Rate, contemporaneously with each payment of interest on the Eurodollar Rate Loans, additional interest on the related Eurodollar Rate Loan of the Bank at a rate per annum equal to the excess of (a)(i) the applicable Eurodollar Rate expressed as a decimal, divided by (ii) one minus the maximum rate (expressed as a decimal) at which the Bank is required to maintain reserves on Eurocurrency liabilities or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes deposits in Dollars or includes a category of assets which includes loans in Dollars, the rate at which such reserves are required to be maintained on such category, over (b) the rate specified in clause
(a)(i). The Bank shall so notify the Company of such requirement either on or before the Effective Date or at least three Business Days prior to the first Eurodollar Interest Period to which such requirement shall apply, which notice shall indicate the place where such additional interest shall be payable to the Bank. In the event the Bank shall have given notice to the Company pursuant to the foregoing sentence, thereafter the Company shall pay to the Bank at the place indicated in such notice the additional interest due under this Section
4.11 on all Eurodollar Rate Loans made by the Bank thereafter, until the Bank notifies the Company that it no longer wishes to require the payment of the additional interest under this Section 4.11, and all such additional interest shall be payable on the Interest Payment Date with respect thereto.

                                   ARTICLE V

                                    SECURITY

     To secure full and timely performance of the Company's covenants set out in this Agreement and to secure the repayment of the Notes and all other Indebtedness, the Company agrees to grant and assign a lien upon, and security interest in, the Collateral pursuant to the Security Agreement, the Financing Statement, the Mortgages and such other agreements as the Bank shall from time to time require and the Company shall have caused to be executed and delivered to the Bank the Guaranty.

     If the Company's Funded Debt Leverage Ratio is greater than 2.49 to 1.0, the Company agrees to grant and assign a lien upon, and security interest in, all of the Company's Accounts, Chattel Paper, Documents, General Intangibles, Instruments and Inventory pursuant to a security agreement and financing statement acceptable to the Bank.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Bank that:

     6.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and the Company is duly qualified to transact business and is in good standing in each jurisdiction where failure to qualify would have a material adverse effect on the Company or its business, and the Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own and operate its properties and to execute and deliver, and to perform all of its obligations under, this Agreement, the Notes and the Collateral Documents.

     6.2 Due Authorization. The execution, delivery and performance by the Company of this Agreement, the Notes and the Collateral Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Company, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or of the Articles of Incorporation or By-Laws of the Company, or (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; and the Company is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument where such default could have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of the Company.

     6.3 Third-Party Consents. To the best of the Company's knowledge, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement, the Notes or the Collateral Documents.

     6.4 Validity of Agreements. This Agreement constitutes, and the Notes and Collateral Documents when delivered hereunder will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     6.5 Financial Statements. The Financial Statements fairly present the consolidated financial condition of the Company and its Subsidiaries as at such date and the consolidated results of the operations of the Company and its Subsidiaries as of such date and the consolidated results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and since June 30, 1996, there has been no material adverse change in such consolidated financial condition or operations.

     6.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or the properties of the Company or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Company or such Subsidiary, could have a material adverse effect on the financial condition or business of the Company or such Subsidiary.

     6.7 Regulation U. The Company is not engaged as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or for any other purpose that would violate any of the margin regulations of the Board of Governors.

     6.8 Title to Property. To the best of the Company's knowledge, the Company and the Subsidiaries have good and marketable title to their respective properties and assets, including the properties and assets reflected in the most recent audited Financial Statements referred to in Section 6.5 or delivered pursuant to Section 7.4, subject to no Lien except Permitted Liens.

     6.9 Other Agreements. Neither the Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, or on the ability of the Company to carry out its obligations under this Agreement, the Notes or the Collateral Documents.

     6.10 Taxes. The Company and each Subsidiary have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

     6.11 Accuracy of Information. No information, exhibit or report furnished in writing by the Company to the Bank in connection with this Agreement contains any material untrue statement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time that they were made.

     6.12 Subsidiaries. The list of Subsidiaries and their jurisdictions of incorporation or existence and addresses set forth on Schedule 6.12 hereto is accurate and complete as of the Effective Date. Each Subsidiary is validly existing and in good standing under the laws of its jurisdiction, is duly qualified to transact business and is in good standing in each jurisdiction where failure to qualify would have a material adverse effect on the Company or its business and has all requisite power and authority, corporate or otherwise, to own and operate its properties. All outstanding shares of capital stock of each class of each corporate Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and are and will be owned, beneficially and of record, by the Company free and clear of any Liens.

     6.13 ERISA. To the best of the Company's knowledge, the Company, its Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect with any such Plan. None of the Company, any of its Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement and the Notes do not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Company, its Subsidiaries or their ERISA Affiliates.

     6.14 Environmental and Safety Matters. Except as provided on Schedule 6.14, to the best of the Company's knowledge, the Company and each Subsidiary is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. To the best of the Company's knowledge, no demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any Subsidiary. To the best of the Company's knowledge, except as provided on Schedule 6.14, neither the Company nor any of its Subsidiaries (a) is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic substance, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation. To the best of the Company's knowledge, except as provided on Schedule 6.14, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

     6.15 Financial Condition. The Company is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and the Company will not be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There have been no material adverse change in the business, properties or condition (financial or otherwise) of the Company or any of its Subsidiaries since the date of the latest Financial Statement.

     6.16 Conditions Precedent. To the best knowledge of the Company, as of each Disbursement Date, all appropriate conditions precedent referred to in
Section 2 hereof shall have been satisfied or waived in writing by the Bank.

     6.17 Indebtedness. Except as disclosed on Schedule 6.17 attached hereto, neither the Company nor any of its Subsidiaries has any indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Company or its Subsidiaries in the ordinary course of business for deposit or collection.

                                  ARTICLE VII

                      AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company covenants and agrees that until all Loans and other amounts due hereunder are irrevocably paid in full, and all Commitments shall expire or terminate, unless the Bank shall otherwise consent in writing:

     7.1 Preservation of Corporate Existence, Etc. It will do or cause to be done, and cause all Subsidiaries to do or cause to be done, all things necessary to preserve, renew and keep in full force and effect its legal existence, and its qualification as necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

     7.2 Compliance with Laws, Etc. It will, and will cause each Affiliate to, comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or such Affiliate.

     7.3 Maintenance of Properties; Insurance. It will, and will cause each Subsidiary to, maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar business and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Bank for purposes of assuring compliance with this Section 7.3.

     7.4 Reporting Requirements.  It will furnish to the Bank the following:

         7.4.1 Adverse Event. Promptly and in any event within ten (10) business days after becoming aware of the occurrence of (i) any Event of Default or Default, or (ii) the commencement of any material litigation against the Company or any of its Subsidiaries, and any material developments therein, or
(iii) entering into any material contract or undertaking that is not entered into in the ordinary course of business, or (iv) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in, or which is likely in the reasonable judgment of the Company to result in, a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, a statement of the chief executive, chief operating officer or chief financial officer of the Company setting forth details of such Event of Default or Default or such event or condition of any of the foregoing events and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

         7.4.2 Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow, commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with GAAP, together with a certificate of the chief financial officer of the Company stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto;

         7.4.3 Annual Financial Statement. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Company and its Subsidiaries on a consolidated basis for such fiscal year, in the case of consolidated financial statements, certified by independent certified public accountants selected by the Company and acceptable to the Bank, together with a certificate of the chief financial officer of the Company stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action in which the Company has taken and proposes to take with respect thereto;

          7.4.4 ERISA Event. Promptly and in any event within ten (10) calendar days after receiving or becoming aware there has occurred a Reportable Event (i) a copy of any notice of intent to terminate any Plan of the Company, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (ii) a statement of the chief financial officer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (iii) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (iv) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

          7.4.5 Shareholder Reports. Promptly upon becoming available, a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Company or any of its Subsidiaries to their stockholders, and all regular and periodic reports filed by the Company or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission, the Corporation, Securities and Land Development Bureau of the Department of Consumer and Industry Services of the State of Michigan or any governmental authorities succeeding to any or all of the functions of said Commission or Bureau.

          7.4.6 Management Letters. Promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with any annual or interim audit of the books of the Company or any of its Subsidiaries.

          7.4.7 Other Information. Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries as the Bank may from time to time reasonably request.

     7.5 Maintain Tangible Net Worth. On a consolidated basis, maintain a Tangible Net Worth for it of not less than Twenty-eight Million Dollars ($28,000,000).

     7.6 Maintain Funded Debt Leverage Ratio. On a consolidated basis and nonconsolidated basis, maintain its Funded Debt Leverage Ratio at not more than
3.99 to 1.0.

     7.7 Use of Loan Proceeds. Use the proceeds of the Loan hereunder only for the purposes set forth in the recitals to this Agreement.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Indebtedness is paid in full and the Company has performed all of its other obligations hereunder, the Company covenants and agrees that it will not, and will not permit any Subsidiary, without the written consent of the Bank, to:

     8.1 Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including without limit any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired other than Permitted Liens.

     8.2 Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness, (b) indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Bank, (c) existing indebtedness to the extent set forth on attached Schedule 6.17, (d) trade indebtedness incurred and paid in the ordinary course of business, and (e) indebtedness secured by Permitted Liens.

     8.3 Extensions of Credit. Make loans, advances or extensions of credit to any Person, except for: (i) sales on open account and in the ordinary course of business; (ii) advances to John C. Kennedy and/or Kennedy Capital Corporation not exceeding an aggregate amount outstanding at any time of $200,000; or (iii) loans to other employees of the Company not to exceed an aggregate of $50,000 outstanding at any time.

     8.4 Guarantee Obligations. Guarantee or in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Company in the ordinary course of business for deposit or collection.

     8.5 Subordinate Indebtedness. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

     8.6 Property Transfer, Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Five Hundred Thousand Dollars ($500,000) (whether in one transaction or in a series of related transactions) except as to the sale of inventory in the ordinary course of business; and (b) change its name, consolidate with or merge into any other corporation (other than the Subsidiary), permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock.

     8.7 Pension Plan (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or
(b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Company or any of its Subsidiaries to the PBGC which, in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Company or any of its Subsidiaries.

     8.8 Misrepresentation. Furnish the Bank with any certificate or other document that knowingly contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

     8.9 Margin Stock. Apply any of the proceeds of the Note to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

                                   ARTICLE IX

           EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS

     9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

     9.1.1 Failure to Pay Monies Due. If the Company shall fail to pay within ten (10) days of when due, any principal or interest under the Notes or any taxes, insurance or other amount payable by the Company under this Agreement or if the Company or any of its Subsidiaries shall fail to pay, when due, any indebtedness, obligation or liability whatsoever of the Company or any of its Subsidiaries to the Bank.

     9.1.2 Misrepresentation. If any warranty or representation of the Company in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Company, shall prove to be false or misleading in any material respect.

     9.1.3 Noncompliance with Agreement. If the Company or any of its Subsidiaries shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with the Bank to which it may be a party, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by the Company within thirty (30) days after the earlier of the date of notice to the Company by the Bank of such Default or the date the Bank is notified, or should have been notified pursuant to the Company's obligation under Section 7.4.1 hereof, of such Default.

     9.1.4 Other Defaults. If the Company or any of its Subsidiaries shall default in the payment when due of any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, unless such default is cured or waived.

     9.1.5 Judgments. If there shall be rendered against the Company or any of its Subsidiaries one or more judgments or decrees involving an aggregate liability of One Hundred Thousand Dollars ($100,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of the Company or any of its Subsidiaries shall be issued and levied in an action claiming One Hundred Thousand Dollars ($100,000) or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within thirty (30) days after such issuance and levy.

     9.1.6 Business Suspension, Bankruptcy, Etc. If the Company or any of its Subsidiaries shall voluntarily suspend transaction of its business; or if the Company or any of its Subsidiaries shall not generally pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Company or any of its Subsidiaries under the Bankruptcy Code or under any other state, federal or foreign law for the relief of debtors shall be commenced or shall be commenced against the Company or any of its Subsidiaries and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for the Company or any of its Subsidiaries or for any substantial portion of their respective properties or assets.

     9.1.7 Inadequate Funding or Termination of Employee Benefit Plan(s). If the Company or any of its Subsidiaries shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Company or any of its Subsidiaries to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Company or any of its Subsidiaries, as the case may be.

     9.1.8 Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by the Company or any of its Subsidiaries any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Company, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Company or any of its Subsidiaries, as the case may be.

     9.2 Acceleration of Indebtedness; Remedies. Upon the occurrence of an Event of Default, the obligation of the Bank to make advances pursuant to the Commitments shall cease and all Indebtedness shall be due and payable in full immediately at the option of the Bank without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Unless all of the Indebtedness is then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreement, the Mortgage or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Indebtedness any amount owing by the Bank to the Company and/or any property of the Company in possession of the Bank. The Company agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank which is reasonably convenient to the Bank.

     9.3 Application of Proceeds. All of the Indebtedness shall constitute one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Company to the Bank. Upon the occurrence of an Event of Default which is not cured within the cure period, if any, provided in Section 9.1, the Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to the Company or to such other Person or Persons as may be entitled thereto under applicable law. The Company shall remain liable for any deficiency, which the Company shall pay to the Bank immediately upon demand.

     9.4 Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Company.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1    Amendments, Etc.

             (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Bank and the Company.

             (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

             (c) In the event of any conflict between this Agreement and the Notes or Collateral Documents, the provisions of this Agreement shall control.

     10.2 Notices. Except as provided in Section 2.2, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company and the Bank at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by the Company or the Bank by notice to the other party hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with a nationally recognized overnight delivery service prior to the deadline for next day delivery, or the Business Day next following such deposit, or if sent via facsimile promptly confirmed, provided, however, that notices to the Bank shall not be effective until received.

     10.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Bank under this Agreement, the Notes or the Collateral Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Notes or by applicable law to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank and, unless contrary to the express provisions of this Agreement, the Notes, or the Collateral Documents irrespective of the occurrence or continuance of any Default or Event of Default.

     10.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company made herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Company or any Subsidiary in connection with this Agreement shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank, and those covenants and agreements of the Company set forth in Section 4.9, 4.11 and 10.5 hereof shall survive the repayment in full of the Loans and termination of the Commitments.

     10.5 Expenses. The Company agrees to pay, or reimburse the Bank for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Bank, including without limitation the fees and expenses of Miller, Canfield, Paddock and Stone, P.L.C., as counsel for the Bank, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Collateral Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Bank as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay caused by Borrower in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any other matters or proceedings arising out of or in connection with any lending arrangement between the Bank and the Company, which costs and expenses include, without limit, payments made by the Bank for taxes, insurance, assessments, or other costs or expenses which the Company is required to pay under this Agreement or the other documents contemplated hereby; expenses related to the examination of the Collateral; audit expenses; court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, or on appeal); and all other costs and expenses of the Bank incurred in connection with the foregoing.

     10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without prior consent of the Bank, assign its rights or obligations hereunder or under the Notes and the Bank shall not be obligated to make any Loan hereunder to any entity other than the Company. The Bank may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and the Bank's rights and benefits under this Agreement, the Notes and the Collateral Documents, and to the extent of such sale such participant or participants shall have the same rights and benefits against the Company as it or they would have had if such participant or participants were the Bank making the Loans to the Company hereunder, provided, however, that (a) the Bank's obligations under this agreement shall remain unmodified and fully effective and enforceable against the Bank, (b) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) the Bank shall remain the holder of its Notes for all purposes of this Agreement, (d) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (e) the Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by the Bank under this agreement. The Bank from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Bank provided under this Agreement, the Notes, the Collateral Documents or otherwise. In furtherance of such agency, the Bank may from time to time direct that the Company provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company hereby consents to the appointment of such agent acting on behalf of the Bank in the same manner as would be required if dealing with the Bank itself.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     10.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principals of such State. The Company further agrees that any legal action or proceeding with respect to this Agreement, the Notes, the Collateral Documents or the transactions contemplated hereby may be brought in any court of the State of Michigan, Kent County, or in any court of the United States of America sitting in the Western District of Michigan, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in the signature line. Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     10.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

     10.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

     10.11 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Company and the Bank, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement, the Notes or the Collateral Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or the Collateral Documents in any other jurisdiction.

     10.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such a Default or an Event of Default if such action is taken or such condition exists.

     10.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or the Collateral Documents, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or the Collateral Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Bank have been paid in full.

     10.14 Release and Discharge. Upon full payment of the Indebtedness and performance by the Company of all its other obligations hereunder, the parties shall thereupon automatically each be fully, finally and forever released and discharged from any claim, liability or obligation in connection with this Agreement and the other documents contemplated hereby, and the Bank shall record and file such terminations, releases or other documents required by law.

     10.15 Waiver of Jury Trial. The Bank and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, the Notes or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Bank or the Company except by a written instrument executed by all of them.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 27th day of June, 1997, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


                                             AUTOCAM CORPORATION



                                             By:___________________________
     Address for Notices:

                                               Its________________________
     4070 East Paris, S.E.
     Kentwood, MI 49512
     Fax:  (616) 927-0808

                                             COMERICA BANK


                                             By:___________________________
     Address for Notices:

                                                Its________________________
     1000 Campau Square Plaza
     99 Monroe Avenue N.W.
     Grand Rapids, MI 49503
     Fax:  (616) 776-7885

                                  EXHIBIT LIST


                   Exhibit A  Revolving Credit Note

                   Exhibit B  Term Note

                   Exhibit C  Equipment Note

                   Exhibit D  Security Agreement (Equipment)

                   Exhibit E  Guaranty

                                   SCHEDULES



Schedule 1      Bank Indebtedness

Schedule 6.12   Subsidiaries

Schedule 6.14   Environmental and Safety

Schedule 6.17   Indebtedness

Schedule 8.2    Existing Liens and Encumbrances

               EXHIBIT A

                             REVOLVING CREDIT NOTE


$13,500,000.00                                            Grand Rapids, Michigan

                                                                   June 27, 1997


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (the "Payee Bank") at any office of the Bank, on the Termination Date, the principal sum or so much of the principal sum of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00) as may from time to time have been advanced and be outstanding under that certain Revolving Credit Loan Agreement dated June 27, 1997, between the undersigned and the Bank (the "Loan Agreement") plus all accrued but unpaid interest thereon.

     The unpaid principal amount of this Note shall bear interest at the rate provided in the Loan Agreement. Interest shall be payable to the extent accrued as provided in the Loan Agreement, until maturity (whether by acceleration or otherwise) and, thereafter, on demand at a rate equal to three percent (3%) per annum plus the rate otherwise prevailing hereunder, but in no event to exceed the Legal Rate (as defined in the Loan Agreement).

     This Note is a Revolving Credit Note referred to in the Loan Agreement under which sums may or must be repaid from time to time and under which new advances are to be made by the Payee Bank pursuant to the terms and conditions of the Loan Agreement, and the books and records of the Payee Bank shall constitute the best evidence of the amount of indebtedness at any time owing hereunder.

     This Note is secured as described in the Loan Agreement, to which reference is made for, among other things, the conditions under which this Note may or must be paid in whole or in part prior to its due date or its due date accelerated. The Payee Bank is hereby granted a security interest in all property of the undersigned at any time in the possession of the Payee Bank or any Affiliate (as defined in the Loan Agreement) of the Payee Bank (or as to which the Payee Bank or any Affiliate of the Payee Bank at any time controls possession by documents or otherwise) and in all balances of deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the undersigned from time to time with the Payee Bank or any Affiliate of the Payee Bank.

     If an Event of Default (as defined in the Loan Agreement) occurs and is not cured within the time, if any, provided for by the Loan Agreement, the Payee Bank may exercise any one or more of the rights and remedies granted by the Loan Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Loan Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Payee Bank to the undersigned,
(ii) any property of the undersigned at any time in the possession of the Payee Bank or any Affiliate of the Payee Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Payee Bank or any Affiliate of the Payee Bank.

     The Undersigned and all accommodation parties, guarantors and indorsers
(i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including reasonable attorney fees). This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 27th day of June, 1997.


                                             AUTOCAM CORPORATION


                                             By_________________________________

                                              Its_____________________________
     EXHIBIT B

     EXHIBIT B

                                   TERM NOTE


$10,000,000.00
                                                                   June 27, 1997


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (the "Bank") at any office of the Bank, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) in consecutive monthly installments as provided in that certain Revolving Credit Loan Agreement dated June 27, 1997 (the "Loan Agreement"), which Loan Agreement, as it may be amended from time to time, is by this reference incorporated herein and made a part hereof, beginning November 1, 1997, and on the first day of each month thereafter, with all outstanding principal and accrued but unpaid interest due and payable on October 1, 2003.

     The unpaid principal amount of this Note shall bear interest at the rate provided in the Loan Agreement.

     This Note is the Term Note referred to in the Loan Agreement.

     This Note is secured as described in the Loan Agreement, to which reference is made for, among other things, the conditions under which this Note may be accelerated. The Bank is hereby granted a security interest in all property of the undersigned at any time in the possession of the Bank or any Affiliate (as defined in the Agreement) of the Bank (or as to which the Bank or any Affiliate of the Bank at any time controls possession by documents or otherwise) and in all balances of deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the undersigned from time to time with the Bank or any Affiliate of the Bank.

     If an Event of Default (as defined in the Loan Agreement) occurs and is not cured within the time, if any, provided for by the Loan Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Loan Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Loan Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any Affiliate of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Bank or any Affiliate of the Bank.

     The undersigned and all accommodation parties, guarantors and endorsers
(i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or endorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred al or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

     To the extent not defined in this Note, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 27th day of June, 1997.


                                     AUTOCAM CORPORATION


                                     By________________________________

                                     Its__________________________

     EXHIBIT C

                                 EQUIPMENT NOTE


$6,000,000.00
                                                                   June 27, 1997


     FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (the "Bank") at any office of the Bank, on the Termination Date at the principal sum or so much of the principal sum of Six Million and 00/100 Dollars ($6,000,000.00) as may from time to time have been advanced and be outstanding under that certain Revolving Credit Loan Agreement dated June 27, 1997, between the undersigned and the Bank (the "Loan Agreement") plus all accrued but unpaid interest thereon.

     The unpaid principal amount of this Note shall bear interest at the rate provided in the Loan Agreement. Interest shall be payable to the extent accrued as provided in the Loan Agreement.

     This Note is a Master Note and is referred to as the Equipment Note in the Loan Agreement under which new advances are to be made by the Bank pursuant to the terms and conditions of the Loan Agreement, and the books and records of the Bank shall constitute the best evidence of the amount of indebtedness at any time owing hereunder.

     This Note is secured by the Collateral described in the Loan Agreement, to which reference is made for, among other things, the conditions under which this Note may or must be paid in whole or in part prior to its due date or its due date accelerated. The Bank is hereby granted a security interest in all property of the undersigned at any time in the possession of the Bank or any Affiliate (as defined in the Agreement) of the Bank (or as to which the Bank or any Affiliate of the Bank at any time controls possession by documents or otherwise) and in all balances of deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the undersigned from time to time with the Bank or any Affiliate of the Bank.

     If an Event of Default (as defined in the Loan Agreement) occurs and is not cured within the time, if any, provided for by the Loan Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Loan Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Loan Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any Affiliate of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Bank or any Affiliate of the Bank.

     The Undersigned and all accommodation parties, guarantors and endorsers
(i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or endorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including reasonable attorney fees). This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

     To the extent not defined in this Note, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 27th day of June, 1997.


                             AUTOCAM CORPORATION


                             By________________________________

                             Its____________________________

     EXHIBIT D

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT is made as of June 27, 1997, by the DEBTOR, as hereafter defined, in favor of COMERICA BANK, a Michigan banking corporation ("Secured Party").

     1. Debtor. As used in this Agreement, "Debtor" means Autocam Corporation, a Michigan corporation.

     2. Grant of Security Interest. Debtor hereby grants to Secured Party a continuing security interest in and lien upon all of Debtor's Equipment and Fixtures, wherever located, now owned or later acquired, and also in (a) all other similar property, wherever located, now owned or later acquired by Debtor, (b) all additions, attachments, accessions, parts, replacements, substitutions and renewals of or for all Equipment and Fixtures of Debtor, wherever located, now owned or later acquired, (c) all of Debtor's property in Possession of Bank, and (d) the Proceeds and products of all of the above. All of the foregoing properties and assets of Debtor are referred to collectively in this Agreement as the "Collateral."

     3. Indebtedness Secured. This Agreement secures payment and performance of all obligations, indebtedness and liabilities of every kind of Debtor now and hereafter owing to Secured Party, whether direct or indirect, however acquired or evidenced, together with interest and charges, and including, without limitation, the obligations, indebtedness and liabilities of Debtor to Secured Party under this Security Agreement, a certain Revolving Credit Loan Agreement ("Loan Agreement") of even date herewith between Secured Party and Debtor, and the Notes executed pursuant thereto, the Indebtedness (as defined in the Loan Agreement), and all replacements, modifications, extensions and renewals thereof (collectively, the "Indebtedness").

     4. Warranties and Representations. Debtor warrants and represents to Secured Party as follows with respect to itself and its Collateral:

           (a) Debtor is validly organized and in good standing as a corporation under the laws of the State of Michigan;

           (b) Debtor has all necessary corporate power and authority to execute, perform and deliver this Agreement; the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its board of directors;

           (c) This Agreement is a valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights and by general principles of equity;

           (d) The execution, delivery and performance of this Agreement by Debtor to the best of its knowledge will not violate or contravene its articles of incorporation or bylaws, or any law, statute, rule, regulation, order, judgment or agreement to which it is a party or by which it is bound; and

           (e) Debtor's address set forth below its signature is the location of its chief executive office.

           (f) At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Secured Party, Debtor shall be deemed to have warranted that (i) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Secured Party; (ii) none of the Collateral is subject to any security interest other than that in favor of Secured Party and there are no financing statements on file, other than in favor of Secured Party or evidencing Permitted Liens; and (iii) Debtor acquired its rights in the Collateral in the ordinary course of business.

     5. Agreements of Debtor. Until the Indebtedness has been paid in full, Debtor agrees that it shall, with respect to Collateral in its possession or control:

           (a) Not cause or permit any lien, security interest or encumbrance to be placed on any Collateral except in favor of Secured Party or Permitted Liens as defined in the Loan Agreement;

           (b) Not sell, lease, or otherwise dispose of any of the Collateral except as permitted in the Loan Agreement;

           (c) Maintain all Collateral in good condition and repair, ordinary wear and tear excepted, and maintain insurance on the Collateral as required by the Loan Agreement;

           (d) Execute, file and procure from third parties, if applicable, such financing statements, subordination agreements and any other documents as Secured Party may deem reasonably necessary to perfect, or continue the perfection, or maintain the priority of, Secured Party's security interest in the Collateral, and will pay on demand all costs and expenses of searches, filing and recording deemed reasonably necessary by Secured Party to establish, determine or continue the validity and priority of Secured Party's security interest;

           (e) Maintain all records concerning the Collateral at its chief executive office identified on the last page of this Agreement, and keep the Collateral at the present location or locations of the Collateral;

           (f) Furnish Secured Party with such information regarding the Collateral as Secured Party shall from time to time reasonably request and allow Secured Party at any reasonable time and upon reasonable notice to inspect the Collateral and Debtor's records regarding the Collateral;

           (g) If any of the Collateral (or any records concerning the Collateral) is located or kept by Debtor on leased premises, (i) provide a complete and correct copy of all applicable leases to Secured Party,
      (ii) furnish or cause to be furnished to Secured Party from each landlord under such leases a lessor's acknowledgment and subordination in form reasonably satisfactory to Secured Party authorizing, on Default, Secured Party's entry on such Premises to enforce its rights and remedies under this Agreement, and (iii) comply with all such leases. Debtor's rights under all such leases shall further be part of the Collateral and included in the security interest granted to Secured Party hereunder;

           (h) Pay or perform the Indebtedness when the same shall be due and payable.

     6. Secured Party's Right to Perform. If Debtor fails to perform any obligation of Debtor under this Agreement, Secured Party may, upon five (5) business days' prior written notice to Debtor, perform that obligation on behalf of Debtor. (This may include, for example, obtaining insurance coverage for Collateral or paying off liens on Collateral.) Debtor will reimburse Secured Party on demand for any expense that Secured Party incurs in performing any such obligation and will pay to Secured Party interest thereon, from the date the expense was incurred by Secured Party, at three percent (3%) above the rate of interest announced from time to time by Secured Party as its "prime" rate of interest. Secured Party is not required to perform an obligation that Debtor has failed to perform. If Secured Party does so, that will not be a waiver of Secured Party's right to declare the Indebtedness immediately due and payable by reason of Debtor's failure to perform.

     7. Events of Default and Acceleration. Any part or all of the Indebtedness shall, at the option of Secured Party, become immediately due and payable without notice or demand (which are expressly waived by Debtor), upon the occurrence of the following events of default:

           (a) If any Event of Default shall occur and be continuing under the Loan Agreement.

           (b) If Debtor shall fail to perform any of its other obligations under, or to comply with any of the terms, conditions, and covenants, contained in, this Agreement and that failure shall continue for thirty
      (30) days after written notice from Secured Party to Debtor, provided that no additional notice shall be required as to any failure that also constitutes an Event of Default under the Loan Agreement.

     8. Secured Party's Rights and Remedies. Upon the occurrence of any Event of Default, Secured Party may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

           (a) exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

           (b) institute legal proceedings to foreclose upon and against the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any of the Collateral or the proceeds of any sale of it;

           (c) institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all of the Collateral; and/or

           (d) personally or by agents, attorneys, or appointment of a receiver, enter upon any Premises where the Collateral or any part of it may then be located, and take possession of all or any part of it and/or render it unusable; and without being responsible for loss or damage to such Collateral,

            (i) hold, store, and keep idle, or lease, operate, remove or otherwise use or permit the use of the Collateral or any part of it, for that time and upon those terms as Secured Party, in its reasonable discretion, deems to be in its own best interest, and demand, collect and retain all resulting earnings and other sums due and to become due from any party, accounting only for net earnings, if any (unless the Collateral is retained in satisfaction of the Indebtedness, in which case no accounting will be necessary), arising from that use (which net earnings may be applied against the Indebtedness) and charging against all receipts from the use of the Collateral or from its sale, by court proceedings or pursuant to subsection (ii) below, all other costs, expenses, charges, damages and other losses resulting from that use; and/or

           (ii) sell, lease, dispose of, or cause to be sold, leased or disposed of, all or any part of the Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Secured Party may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Secured Party to sell, lease or otherwise dispose of the Collateral or as to the application by Secured Party of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

     At any sale pursuant to this Section 8, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Secured Party or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Secured Party or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any of the Collateral, the receipt of the officer making the sale under judicial proceedings or of Secured Party shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any of the Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

     All rights and remedies of Secured Party under this Agreement, whether or not exercisable only on default, shall be cumulative and may be exercised from time to time. No delay by Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

      9. Proceeds of Sale. The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Secured Party as provided in Section 9.3 of the Loan Agreement.

     10. Power of Attorney. Upon an Event of Default continuing beyond any applicable cure period, Debtor irrevocably appoints Secured Party or any employee or agent of Secured Party (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor:

           (a) with respect to any Collateral, to assent to any or all extensions or postponements of the time of its payment or any other indulgence in connection with it, to the substitution, exchange, or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments on it and the settlement, compromise or adjustment of it, all in a manner and at times as Secured Party shall deem advisable;

           (b) to make all necessary transfers of all or any part of the Collateral in connection with any sale, lease or other disposition made pursuant to this Agreement;

           (c) to adjust and compromise any insurance loss on the Collateral and to endorse checks or drafts payable to Debtor in connection with the insurance;

           (d) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any sale, lease or other disposition of the Collateral. Debtor ratifies and confirms all that its said attorney (or any substitute) shall lawfully do under this Agreement. Nevertheless, if requested by Secured Party or a purchaser or lessee, Debtor shall ratify and confirm any sale, lease or other disposition by executing and delivering to Secured Party or the purchaser or lessee all proper bills of sale, assignments, releases, leases and other instruments as may be designated in any request; and

           (e) to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Secured Party to evidence, perfect or continue the security interests granted in this Agreement.

     11. Assemble Collateral. Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Secured Party, to assemble the Collateral and make it available to Secured Party at any place designated by Secured Party which is reasonably convenient to Secured Party and Debtor.

     12. Expenses. Debtor shall reimburse Secured Party on demand for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses that Secured Party incurs in perfecting, protecting and enforcing its interest in the Collateral and its rights under this Agreement. Secured Party may apply any proceeds of collection or disposition of Collateral to Secured Party's reasonable attorney fees, legal expenses and other out-of-pocket expenses.

     13. Amendments and Waivers. No provision of this Agreement may be modified or waived except by a written agreement signed by Secured Party. Secured Party will continue to have all of its rights under this Agreement even if it does not fully and promptly exercise them on all occasions. Secured Party may, at its option, waive any default, defer an action on any default; extend or modify the time or manner of payment of the Indebtedness or waive or modify any term or condition relating to the Indebtedness; release Collateral or other security for the Indebtedness; release any person liable for any of the Indebtedness, including Debtor; or make advances or other extensions of credit secured hereby; all without giving Debtor notice or obtaining Debtor's consent. Any such action by Secured Party will not release or impair its security interest in the Collateral or Debtor's obligations under this Agreement. Secured Party's security interest in the Collateral and Debtor's obligations under this Agreement will not be released or impaired if Secured Party fails to obtain, perfect, or secure priority of any other security for the Indebtedness that is agreed to be given, or is given, by anyone else. Secured Party is not required to sue upon or otherwise enforce payment of the Indebtedness or any other security before exercising its rights under this Agreement.

     14. Notices. Any notices or communications required or permitted under this Agreement shall be in the manner provided for in the Loan Agreement. Debtor will give Secured Party not less than ninety (90) days prior written notice of all contemplated changes in Debtor's name, identity, corporate structure, and/or any of its addresses, but the giving of this notice shall not cure any default caused by this change.

     15. Financing Statement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Secured Party in any filing office.

     16. Other. This Agreement and the parties' rights and obligations under it shall be governed and interpreted in accordance with the laws of the State of Michigan, without giving effect to conflicts of law principles. This Agreement shall be binding upon and inure to the benefit of Secured Party, Debtor and their respective successors and assigns. Secured Party may assign this Agreement in connection with an assignment of all or any portion of the Indebtedness. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

     17. Jury Waiver. DEBTOR AND SECURED PARTY ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

     18. Amendment and Restatement. This Agreement amends and restates in its entirety that certain Security Agreement (Machinery and Equipment) entered into between Debtor and Secured Party as of the 15th day of December, 1989.

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement as of the date first above written.

                                     SECURED PARTY:

                                     COMERICA BANK

                                     By:________________________________
                                     Thomas Hammer, Vice President
                                     1000 Campau Square Plaza
                                     99 Monroe, N.W.
                                     Grand Rapids, MI 49503

                                     DEBTOR:

                                     AUTOCAM CORPORATION

                                     By:________________________________

                                     Its:________________________
                                     4070 East Paris Ave., S.E.
                                     Kentwood, MI 49512

     EXHIBIT E

                                    GUARANTY


     THIS GUARANTY is given this 27th day of June, 1997, by GUARANTOR, as hereafter defined, in favor of COMERICA BANK, a Michigan banking corporation, of 1000 Campau Square Plaza, 99 Monroe, N.W., Grand Rapids, Michigan 49503 ("Bank"), pursuant to a certain Revolving Credit Loan Agreement ("Loan Agreement") of even date herewith between Bank and AUTOCAM CORPORATION, a Michigan corporation (the "Company").

     1. As used in this Guaranty, "Guarantor" means Autocam Pax, Inc., a Michigan corporation, Autocam South Carolina, Inc., a Michigan corporation, Autocam Laser Technologies, Inc., a Michigan corporation, and Autocam Acquisition, Inc., a Michigan corporation.

     2. In consideration of any credit heretofore or hereafter extended by Bank to Company, Guarantor hereby absolutely, unconditionally, and irrevocably guarantees prompt payment when due, and at all times thereafter, of the Indebtedness (as defined in the Loan Agreement).

     3. Guarantor shall reimburse Bank for all costs, reasonable attorney fees, and other expenses at any time expended or incurred by Bank in the collection or attempted collection of the Indebtedness or in the enforcement of this Guaranty or the realization upon any security now or hereafter granted for this Guaranty.

     4. Bank may grant or continue credit from time to time to Company without notice to or authorization from Guarantor, regardless of Company's financial or other conditions at the time of any such grant or continuation. Bank shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of the Company. The execution of this Guaranty by Guarantor, however, shall create no obligation or duty of Bank to grant or continue credit to Company.

     5. Bank in its sole discretion may, without affecting, impairing, or reducing Guarantor's obligations under this Guaranty, (i) apply payments or collections received from any source to the payment of indebtedness other than the Indebtedness, even though Bank could have applied those payments to the Indebtedness; and (ii) apply payments or collections received from Guarantor or from any present or future security for this Guaranty to any liability of Guarantor under this Guaranty or to any liability of Guarantor for payment to Bank of any other indebtedness. Any payments or collections that Bank applies to the liability of Guarantor under this Guaranty shall be applied to costs or expenses described in Paragraph 3 above and to the components of the Indebtedness, all in such manner as Bank in its sole discretion shall determine.

     6. Unless and until all the Indebtedness has been paid in full, Guarantor will not exercise or enforce, and hereby waives, any right of contribution, reimbursement, recourse, or subrogation available to Guarantor against Company or any other person liable for payment of all or part of the Indebtedness, or as to any security therefor.

     7. Guarantor warrants and represents to Bank that (i) all financial statements and other information concerning Guarantor furnished to Bank are true and correct in all material respects; and (ii) this Guaranty constitutes the valid and binding obligation of Guarantor and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and by general principles of equity.

     8. Guarantor waives (i) notice of the acceptance of this Guaranty and of the extension or continuation of all or any part of the Indebtedness; (ii) presentment, protest, notice, demand, or action with respect to any default in payment of all or any part of the Indebtedness and with respect to any default by Guarantor in his obligations under this Guaranty; and (iii) any right to require Bank to sue Company or any other person obligated with respect to all or any part of the Indebtedness or to foreclose or realize upon any security for all or any part of the Indebtedness.

     9. This Guaranty shall continue in effect until receipt by Bank of written notice of its termination and, notwithstanding that receipt, thereafter as to Indebtedness incurred, arising, or committed for prior to receipt by Bank of notice of termination.

     10. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following (whether occurring before or after receipt by Bank of notice of termination of this Guaranty) with respect to all or part of the Indebtedness or any agreement relating thereto or with respect to any present or future guaranty or other security for all or part of the
Indebtedness: (i) any extension, modification, renewal, indulgence, or substitution; (ii) any failure or omission to enforce any right, power, or remedy; (iii) any waiver of any right, power, or remedy or of any default; (iv) any release, surrender, compromise, settlement, subordination, or modification, with or without consideration; (v) the unenforceability or invalidity thereof;
(vi) any failure by Bank to perfect or secure any priority of its rights with respect to any security; or (vii) any consent by Bank to any sale or transfer of any security; all whether or not the undersigned shall have had notice or knowledge of any act, omission, or circumstance referred to in this Paragraph.

     11. If any one or more provisions of this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby. If at any time any portion of the obligations of Guarantor under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the obligations of Guarantor under this Guaranty shall not in any way be affected, impaired, prejudiced or disturbed thereby and shall remain valid and enforceable to the fullest extent permitted by applicable law. If at any time all or any portion of the obligation of Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the U.S. Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary, that obligation or portion thereof of Guarantor under this Guaranty shall not exceed
(a) the maximum amount which could be incurred hereunder by Guarantor without rendering this Guaranty void or unenforceable under applicable law relating to fraudulent conveyance, fraudulent transfer or the like after taking into account the probability of Guarantor making any payment pursuant to this Guaranty, the amount of such probable payment, and all consideration and value directly or indirectly received by Guarantor from Bank or the Company as a result of Bank making loans and other financial accommodations to the Company now or hereafter, less (b) one dollar. If Guarantor claims that Guarantor's liability hereunder is subject to the foregoing limitation, Guarantor agrees that Guarantor has the burden of proof as to all matters pertaining to that limitation in light of the fact that Guarantor has possession of all the financial information needed to determine the amount of such limitation.

     12. The obligations of Guarantor under this Guaranty are and will be independent of any other guaranties or obligations at any time in effect with respect to all or any part of the Indebtedness and may be enforced regardless of the existence, validity, enforcement, or nonenforcement of any such other guaranties or other obligations. Bank is authorized to release or modify the obligations of or surrender any security given by or waive any rights against Company, or any other person or entity, without in any manner affecting or impairing the liability of the Guarantor.

     13. Guarantor waives any and all defenses, claims, and discharges of the Company or any other obligor with respect to the Indebtedness, except the defense of discharge by payment. Without limiting the generality of the foregoing, Guarantor will not assert, plead, or enforce against Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, antideficiency statute, fraud, incapacity, minority, usury, ultra vires, lack of authorization, illegality, or unenforceability that may be available to the Company or any other person liable in respect of any Indebtedness or any setoff available against Bank to the Company or any such other person, whether or not on account of a related transaction. Guarantor shall be liable for any deficiency remaining after foreclosure of or realization upon any security for all or part of the Indebtedness, whether or not the liability of Company or any other obligor for the deficiency is discharged pursuant to statute or judicial decision.

     14. If any payment applied by Bank to the Indebtedness is set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of Company, Guarantor, or any other person liable in respect of any Indebtedness), the Indebtedness to which the payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding the application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if Bank had not made the application.

     15. This Guaranty and the rights and obligations of the parties shall be governed by and interpreted in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of laws.

     16. The obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly. The Bank, in its sole discretion, may release any one or more of the undersigned for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt or insolvent guarantor; and after that, without notice to any other guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Company to incur additional Indebtedness, without affecting in any manner the unconditional obligation of any remaining guarantor. This action by the Bank shall not, however, be deemed to affect any right to contribution which may exist among the undersigned.

     17. This Guaranty contains the entire agreement between Guarantor and Bank with respect to the subject matter hereof. There are no promises, terms, conditions, or obligations other than those contained herein. Capitalized terms used herein not otherwise defined shall have the meanings assigned to them in the Loan Agreement. This Guaranty may not be modified except by writing signed by the party to be charged. Any notices or communications required or permitted under this Guaranty shall be in writing and shall be deemed given when served either personally or by certified United States mail (postage prepaid), or by overnight express courier, addressed to Guarantor at his address set forth below, and to Bank at its address set forth on the first page of this Guaranty, or to such other place as either party shall designate by notice served upon the other parties in accordance with this Paragraph.

     18. This Guaranty shall be binding upon and shall inure to the benefit of Bank and Guarantor and their respective successors and assigns. Bank may assign this Guaranty in connection with an assignment of all or any portion of the Indebtedness.

     19. All obligations of Guarantor under this Guaranty are secured by the security interests in Guarantor's Equipment and Fixtures pursuant to a Security Agreement of even date herewith. If the Company's Funded Debt Leverage Ratio exceeds 2.49 to 1.0, Guarantor agrees to grant and assign a lien upon, and security interest in, all of Guarantor's Accounts, Chattel Paper, Documents, General Intangibles, Instruments and Inventory pursuant to a security agreement in form acceptable to the Bank. The foregoing is not intended to limit the total obligation of Guarantor hereunder, which obligation is unlimited.

     20. Guarantor is affiliated with Company and will therefore derive substantial direct and indirect benefits from the extensions of credit by Bank to Company under the Loan Agreement. Accordingly, this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of Company.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.


       GUARANTOR:

       AUTOCAM PAX, INC.                 AUTOCAM SOUTH CAROLINA, INC.


       By____________________________    By____________________________

        Its___________________________    Its___________________________
       Address:                                Address:
       4070 East Paris Ave., S.E.              4070 East Paris Ave., S.E.
       Kentwood, MI 49512                      Kentwood, MI  49512


       AUTOCAM LASER TECHNOLOGIES, INC.  AUTOCAM ACQUISITION, INC.


       By____________________________    By____________________________

        Its___________________________    Its___________________________
       Address:                                Address:
       4070 East Paris Ave., S.E.              4070 East Paris Ave., S.E.
       Kentwood, MI 49512                      Kentwood, MI  49512

SCHEDULE 1

                    TO REVOLVING CREDIT LOAN AGREEMENT DATED
                             June 27, 1997, BETWEEN
                            AUTOCAM CORPORATION AND
                                 COMERICA BANK


                     Indebtedness in Favor of Comerica Bank
                     --------------------------------------

                         Original
  Note No.       Date    Principal
-------------  --------  ----------
000-00-0027-3  03/01/95  $1,224,224
000-00-0011-7  10/26/92   1,200,000
000-00-0012-5  09/01/93   1,900,000
000-00-0016-6  10/01/93     768,000
000-00-0021-6  11/07/94   2,500,000
000-00-0025-7  03/01/95   3,000,000
000-00-0029-9  06/01/95   1,500,000
000-00-0036-4  02/01/96   1,250,000
000-00-0035-6  04/01/96   1,100,000
000-00-0037-2  06/01/96     750,000
000-00-0034-9  06/01/96     925,000
000-00-0038-0  08/01/96     800,000
000-00-0039-8  01/01/97     750,000
000-00-0040-6  02/01/97   1,000,000

                                 SCHEDULE 6.12
                    TO REVOLVING CREDIT LOAN AGREEMENT DATED
                             June 27, 1997, BETWEEN
                            AUTOCAM CORPORATION AND
                                 COMERICA BANK


                                  Subsidiaries
                                  ------------

Autocam International Sales Corporation
Autocam Acquisition, Inc.
Autocam Laser Technologies, Inc.
Autocam-Pax, Inc.
Autocam South Carolina, Inc.

                                 SCHEDULE 6.14
                    TO REVOLVING CREDIT LOAN AGREEMENT DATED
                             June 27, 1997, BETWEEN
                            AUTOCAM CORPORATION AND
                                 COMERICA BANK


                            Environmental and Safety
                            ------------------------

Autocam Corporation has provided a copy to Comerica Bank of the Phase I Environmental Site Assessment of the Hamilton Group properties located at 201 Percy Street (Dowagiac Manufacturing Company) and 605 Percy Street (Hamilton-Pax, Inc.), Dowagiac, Michigan, performed by Envirologic Technologies, Inc., Kalamazoo, Michigan, dated February 28, 1997.

Autocam Corporation has provided a copy to Comerica Bank of the Phase II Environmental Site Assessment of the Hamilton Group properties located at 201 Percy Street (Dowagiac Manufacturing Company) and 605 Percy Street (Hamilton-Pax, Inc.), Dowagiac, Michigan, performed by Envirologic Technologies, Inc., Kalamazoo, Michigan, dated June 23, 1997.

Autocam Corporation has provided a copy to Comerica Bank of the Phase I Environmental Site Assessment of the Hamilton Group property located at 348 Huntington Drive, Gaffney, South Carolina (Hamilton-Pax, Inc.), performed by GZA GeoEnvironmental, Inc., Duluth, Georgia, dated February 20, 1997.

Autocam Corporation has provided a copy to Comerica Bank of the Limited Phase II Subsurface Assessment of the Hamilton Group property located at 348 Huntington Drive, Gaffney, South Carolina (Hamilton-Pax, Inc.), performed by GZA GeoEnvironmental, Inc., Duluth, Georgia, dated February 28, 1997.

                                 SCHEDULE 6.17
                    TO REVOLVING CREDIT LOAN AGREEMENT DATED
                             June 27, 1997, BETWEEN
                            AUTOCAM CORPORATION AND
                                 COMERICA BANK


                                  Indebtedness


Leases:
     Textron-Sch. 7/ITT/GECC
     JCK/Kennedy Capital
     AT&T/Society/Keycorp
     GECC-SCH.004
     GECC-SCH.005
     GECC-SCH.006
     Textron-SCH.008
     GECC-SCH.007
     GECC-SCH.008
     GECC.SCH.009
     Textron-SCH.009
     GECC-SCH.010/US Bancorp
     Fleet-SCH.003
     Textron-SCH.010
     GECC-SCH.011
     GECC-SCH.012
     GECC-SCH.013
     Keycorp-SCH.001
     GECC-SCH.014
     GECC-SCH.015
     GECC-SCH.016


Loan -

                          Original
    Loan         Date    Principal
-------------  --------  ----------
Old Kent Bank  06/01/95  $3,000,000

                                  SCHEDULE 8.2
                    TO REVOLVING CREDIT LOAN AGREEMENT DATED
                             June 27, 1997, BETWEEN
                            AUTOCAM CORPORATION AND
                                 COMERICA BANK



                                Permitted Liens


                        (I) Michigan Secretary of State




           Secured Party                  Date       File #              Collateral
===============================================================================================
General Electric Capital Corporation     12/2/94     C911571  4 Tornos Screw Machines
                                                     (Lease)
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation     12/2/94     C911572  2 Mikron Rotary Transfer Machines
                                                     (Lease)
-----------------------------------------------------------------------------------------------
Old Kent Bank                            5/15/95     C970054  1 Micron Grinder
                                                              5 Tornos SAS-16
                                                              1 Index MS
                                                              1 IMAS Rotary
                                                              1 Index G200 CNC
-----------------------------------------------------------------------------------------------
Key Corp Leasing Ltd.                    8/7/95      D000135  4 Tornos Multispindles
                                                     (Lease)
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation     9/21/95     60718B   1 Index Turning Center
                                                     (Lease)
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation     1/2/96      65268B   1 Index Turning Center
                                                     (Lease)
-----------------------------------------------------------------------------------------------
Wasino Corp.                             4/18/97     D222870  1 Wasino CNC Lathe
-----------------------------------------------------------------------------------------------
Encore International                   4/17/89(?)    C207607  1 Micron Grinder
Assigned to CIT Corp.                      ?         (Lease)  5 Tornos Spindles
Assigned to North American               3/13/91        ?
Financial Corporation                 cont. 3/21/94  09885B
Assigned to Park National Bank and      10/20/95     40926B
Trust of Chicago                                     62040B
-----------------------------------------------------------------------------------------------

           Secured Party                  Date        File #           Collateral
===============================================================================================
AT&T System Leasing Corp.                2/1/91       08938B   1 TSCHUDIN CNC
Assigned to CLC Equipment Corp.          2/22/91     C450468   Grinding Machine
Assigned to The Fifth Third Bank         6/20/94     C855049   1 Index Spindle
                                          cont.       65165B   1 Tornos Spindle
                                        10/27/95
-----------------------------------------------------------------------------------------------
John C. Kennedy, Assigned to             5/28/91     C483476   1 NIIGATA CNC
Michigan National Bank                    cont.      D045727   Machinery Center
Assigned to John C. Kennedy III         12/26/95     D1688867  8 Tornos Spindles
                                         12/5/96
-----------------------------------------------------------------------------------------------
Textron Financial                        1/4/93      C670944   1 Star CNC Swiss Automatic
                                                               Lathe
                                                               1 Wasino Turning Center
                                                               1 Gary Tooler
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation     1/5/93      C671453   2 Tornos Spindle Turning
                                                               Centers
-----------------------------------------------------------------------------------------------
Textron                                  3/7/91      C455053   1 CNC Coordinate Measuring
                                         cont.       (Lease)   Machine
                                                     D05539L   1 Screw Machine
-----------------------------------------------------------------------------------------------
Textron                                  6/20/91     C491950   2 Tornos Lathes
Assigned to ITT Capital                  7/15/91     C499181
Assigned to General Electric             5/11/95      55697B
Capital Corporation                       cont.       65147B
                                        12/27/95
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation    12/10/91     C545973   Cessna Citation
                                      cont. 6/18/95   72803B
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation     6/11/92     C606779   1 Tornos Lathes
                                                     (Lease)   1 Mikron Machinery Center
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation     7/14/92     C617434   2 Tornos Lathes
                                                     (Lease)
                                      cont. 1/21/97   81644B
-----------------------------------------------------------------------------------------------
Fleet Credit Corporation                 1/4/93       26961B   Seiki, et al.
-----------------------------------------------------------------------------------------------
General Electric Capital Corporation     4/15/93     C706326   1 Tornos Turning Center
                                                     (Lease)
-----------------------------------------------------------------------------------------------

           Secured Party                Date    File #             Collateral
=======================================================================================
General Electric Capital Corporation   6/9/93   C725948  2 Tornos Turning Centers
                                                (Lease)
---------------------------------------------------------------------------------------
General Electric Capital Corporation  7/21/93   C738901  1 Mikron Machinery Center
                                                (Lease)
---------------------------------------------------------------------------------------
Textron Financial                     9/13/93   C756986  1 Stream Grinding Machine
                                                (Lease)
---------------------------------------------------------------------------------------
General Electric Capital Corporation  9/24/93   C761398  3 Tornos Lathes
Assigned to US Bancorp Leasing
---------------------------------------------------------------------------------------
Textron Financial                     10/4/93   C764171  1 Micron Grinder
---------------------------------------------------------------------------------------
Comerica Bank                         10/8/93   C765880  3 Micron Grinders
---------------------------------------------------------------------------------------
Rem Sales                             10/19/93  C769109  Shimada Automatic Lathe
---------------------------------------------------------------------------------------
Fleet Credit Corporation              11/3/93   36661B   4 Tornos SAS-16
---------------------------------------------------------------------------------------
Fleet Credit Corporation              11/3/93   36662B   All Equipment Financed by Fleet
---------------------------------------------------------------------------------------
General Electric Capital Corporation  11/4/93   C774851  2 Tornos SAS 16
---------------------------------------------------------------------------------------
General Electric Capital Corporation   1/9/96   65611B   1 Index Automatic Screw
                                                         Machine
=======================================================================================